EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Genesis Microchip Inc. of our report dated April 26, 2001 relating to the financial statements which appears in Sage, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the reference to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/	PricewaterhouseCoopers LLP
San	Jose, California
De	cember 13, 2001